Robert J. Regan
(312) 258-5606

                                                                    EXHIBIT 5(A)

                                                August 19, 1994



Illinois Power Company
500 S. 27th Street
Decatur, IL   62525-1805

Ladies and Gentlemen:

   We are acting as counsel for Illinois Power Company, an Illinois corporation (the "Company"), in connection with the proposed issuance and sale from time to time of up to $100,000,000 of (i) Cumulative Monthly Income Preferred Securities (the "Preferred Securities") of Illinois Power Capital, L.P., a limited partnership organized under the laws of the State of Delaware (the "Partnership"), which represent limited partner interests in the Partnership,
(ii) a Guarantee of the Company to be issued for the benefit of the holders from time to time of the Preferred Securities, and (iii) Subordinated Debentures of the Company to be issued to the Partnership under an Indenture of the Company (the "Indenture") to The First National Bank of Chicago, as trustee (the "Trustee"), all as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company and the Partnership with the Securities and Exchange Commission on or about the date hereof for the registration of the Preferred Securities, the Guarantee and the Subordinated Debentures under the Securities Act of 1933, as amended (the "Act"), and for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

   As counsel for the Company, we have examined such corporate records, certificates and other documents of the Company and have made such inquiry and further investigation as we deemed necessary in order to enable us to render this opinion. We have assumed the continued exemption of the contemplated transactions from the requirements of the Public Utility Holding Company Act of 1935, as amended, the genuineness of all signatures, the authenticity of all documents submitted to us as original counterparts, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

   Based upon the foregoing, we are of the opinion that the Company is a corporation validly organized and existing under and by virtue of the laws of the State of Illinois. We are also of the opinion that when:

      (a) The Registration Statement, as it may be amended, shall have become effective under the Act and no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and any applicable state securities or Blue Sky laws shall have been complied with, and the Indenture shall have become qualified under the Trust Indenture Act;

Illinois Power Company
August 19, 1994
Page Two


   (b) the Illinois Commerce Commission shall have entered an order authorizing the Company to execute and deliver the Indenture and any supplemental indentures thereto and to issue the Subordinated Debentures and the Guarantee, and such order shall remain in effect;

   (c) the Company's Board of Directors, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance by the Company of the Subordinated Debentures and the Guarantee on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and the exhibits thereto;

   (d) the Indenture and any supplemental indentures thereto shall have been appropriately executed and delivered by the Company and the Trustee, the terms of the Subordinated Debentures shall have been duly established and the Subordinated Debentures shall have been issued and authenticated in accordance with the applicable provisions of the Indenture, any supplemental indentures thereto and all necessary corporate authorizations;

   (e) the terms of the Guarantee shall have been duly established in accordance with applicable law and the Guarantee shall have been appropriately executed and delivered by the Company;

   (f) the Preferred Securities to which the Guarantee and the Subordinated Debentures relate shall have been duly issued and sold and the purchase price therefor shall have been received by the Partnership; and

   (g) The Company shall have received the consideration payable for the Subordinated Debentures;

the Subordinated Debentures and the Guarantee will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity.

   We confirm our opinion as set forth under the caption "United States Taxation" in each Prospectus Supplement constituting a part of the Registration Statement.

   We hereby consent to the use of this opinion as an exhibit to the Registration Statement to be filed with the Securities and Exchange Commission under the Act and to the reference to this firm under the caption "Legal Opinions" in the Prospectus and each Prospectus Supplement constituting a part of the Registration Statement.

Illinois Power Company
August 19, 1994
Page Three





   We are members of the Illinois Bar and do not hold ourselves out as experts on the laws of any other state. Accordingly, in rendering this opinion, we have relied, as to all matters governed by the laws of the State of Delaware, upon the opinion of even date herewith of Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Partnership, which is being filed as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        SCHIFF HARDIN & WAITE



                                        By: ________________________________
                                             Robert J. Regan

RJR:ck